Exhibit 16.2

April 29, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.
20549-7561 USA

Dear Sirs/Madams:

We have read Item 16F of DHT Holdings, Inc.’s Form 20-F dated April 29, 2013, and have the following comments:

1.	We agree with the statements made in paragraph four (including statements specified under points (i) and (ii)) in the section “Change in Registrant’s Certifying Accountant”.
2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Deloitte AS
Oslo, Norway